UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 10, 2013

Alere Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-16789	04-3565120
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

51 Sawyer Road, Suite 200, Waltham, Massachusetts 02453

(Address of principal executive offices)

Registrant’s telephone number, including area code: (781) 647-3900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.142-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the federal securities laws, including statements regarding the expected timing of the completion of the offering described herein. These statements reflect the registrant’s current views with respect to future events and are based on management’s current assumptions and information currently available. Actual results may differ materially due to numerous factors including, without limitation, risks associated with market and economic conditions and the satisfaction of applicable closing conditions. The registrant undertakes no obligation to update any forward-looking statements contained herein.

On May 13, 2013, Alere Inc. (the “Company”) and the Subsidiary Guarantors (as defined below) entered into a purchase agreement (the “Purchase Agreement”) with Goldman, Sachs & Co., Jefferies LLC and Credit Suisse Securities (USA) LLC, as representatives of the several initial purchasers named in the Purchase Agreement (the “Initial Purchasers”), pursuant to which the Company has agreed to issue $425.0 million aggregate principal amount of 6.500% senior subordinated notes due 2020 (the “Notes”), subject to customary closing conditions. The Purchase Agreement contemplates the offer and sale of the Notes to the Initial Purchasers in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). The Initial Purchasers have agreed to resell the Notes issued pursuant to the Purchase Agreement only to qualified institutional buyers in reliance on Rule 144A under the Securities Act and to non-U.S. persons outside the United States in reliance on Regulation S under the Securities Act. The Company expects to issue the Notes on or about May 24, 2013.

Following their issuance, the Notes will bear interest at a rate of 6.500% per year, payable semi-annually on June 15 and December 15 of each year, beginning on December 15, 2013, and will mature on June 15, 2020 unless earlier redeemed. The Company expects to receive net proceeds, after the Initial Purchasers’ discount and estimated offering expenses, of approximately $417.6 million. In the Purchase Agreement, the Company agreed to indemnify the Initial Purchasers against certain liabilities in connection with the offering of the Notes, including civil liabilities under the Securities Act, and to contribute to payments the Initial Purchasers may be required to make with respect to those liabilities.

The Notes are expected to be issued under the Indenture dated as of May 12, 2009 (the “Base Indenture”) between the Company, as issuer, and U.S. Bank National Association, as trustee, as shall be amended and supplemented by a supplemental indenture among the Company, as issuer, the Subsidiary Guarantors, as guarantors, and U.S. Bank National Association, as trustee (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), dated as of the date of closing.

Following their issuance, the Notes will be the Company’s senior subordinated unsecured obligations, will be subordinated in right of payment to all of the Company’s existing and future senior debt, and will be equal in right of payment to all of the Company’s existing and future senior subordinated debt. The Company’s obligations under the Notes and the Indenture will be fully and unconditionally guaranteed, jointly and severally, on a senior subordinated unsecured basis by certain of the Company’s domestic subsidiaries as provided in the Indenture (the “Subsidiary Guarantors”). The Subsidiary Guarantors’ obligations under such guarantees will be subordinated in right of payment to all of their existing and future senior debt and equal in right of payment to all of their existing and future senior subordinated debt.

Following the issuance of the Notes, the Company may, at its option, redeem the Notes, in whole or part, at any time (which may be more than once) on or after June 15, 2016 by paying the principal amount of the Notes being redeemed plus a declining premium, plus accrued and unpaid interest to (but excluding) the redemption date. The premium declines from 3.250% during the twelve months on and after June 15, 2016 to 1.625% during the twelve months on and after June 15, 2017 to zero on and after June 15, 2018.

Following the issuance of the Notes, the Company may, at its option, at any time (which may be more than once) prior to the second anniversary of the date on which the Notes are issued, redeem up to 10% of the aggregate principal amount of the Notes in each of the two consecutive twelve-month periods preceding such second anniversary at a redemption price of 103% of the principal amount thereof plus accrued and unpaid interest, if any, to (but excluding) the redemption date.

Following the issuance of the Notes, the Company may, at its option, at any time (which may be more than once) prior to June 15, 2016, redeem up to 35% of the aggregate principal amount of the Notes with money that it raises in certain qualifying equity offerings, so long as:

•	the Company pays 106.500% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest to (but excluding) the redemption date;

•	the Company redeems the Notes within 90 days of completing such equity offering; and

•	at least 65% of the aggregate principal amount of the Notes remains outstanding afterwards.

Following the issuance of the Notes, the Company may, at its option, at any time (which may be more than once) prior to June 15, 2016, redeem some or all of the Notes by paying the principal amount of the Notes being redeemed plus the payment of a make-whole premium, plus accrued and unpaid interest to (but excluding) the redemption date.

If a change of control occurs following the issuance of the Notes, subject to specified conditions, the Company must give holders of the Notes an opportunity to sell the Notes to it at a purchase price of 101% of the principal amount of the Notes, plus accrued and unpaid interest to (but excluding) the date of the purchase.

If the Company or its subsidiaries engage in asset sales following the issuance of the Notes, they generally must either invest the net cash proceeds from such sales in their businesses within a specified period of time, repay senior indebtedness or make an offer to purchase a principal amount of the Notes equal to the excess net cash proceeds, subject to certain exceptions. The purchase price of the Notes will be 100% of their principal amount, plus accrued and unpaid interest.

The Indenture will provide that the Company and its subsidiaries must comply with various customary covenants. The covenants under the Indenture will limit, among other things, the ability of the Company and its subsidiaries to:

•	incur additional debt;

•	pay dividends on their capital stock or redeem, repurchase or retire their capital stock or subordinated debt;

•	make certain investments;

•	create liens on their assets;

•	transfer or sell assets;

•	engage in transactions with their affiliates;

•	create restrictions on the ability of their subsidiaries to pay dividends or make loans, asset transfers or other payments to the Company and its subsidiaries;

•	issue capital stock of their subsidiaries;

•	engage in any business, other than their existing businesses and related businesses;

•	enter into sale and leaseback transactions;

•	incur layered indebtedness; and

•	consolidate, merge or transfer all or substantially all of the assets of the Company or the Company and its subsidiaries (taken as a whole).

These covenants are subject to important exceptions and qualifications, which will be set forth in the Indenture. At any time that the Notes are rated investment-grade, and subject to certain conditions, certain covenants will be suspended with respect to the Notes. Repayment of the Notes may be accelerated upon the occurrence of customary events of default, certain of which are subject to grace periods, including failure to pay when due principal or interest in respect of the Notes, breach of specified covenants, a payment default under, or acceleration of, certain indebtedness of the Company or its subsidiaries, certain judgments against the Company or its subsidiaries, and certain bankruptcy events with respect to the Company or any of its significant subsidiaries.

In connection with the issuance and sale of the Notes, the Company and the Subsidiary Guarantors will enter into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Initial Purchasers. Pursuant to the Registration Rights Agreement, the Company and the Subsidiary Guarantors will agree to file a registration statement with the Securities and Exchange Commission so that holders of the Notes can exchange the Notes for registered notes that have substantially identical terms as the Notes. In addition, the Company and the Subsidiary Guarantors will agree pursuant to the Registration Rights Agreement to exchange the guarantees related to the Notes for registered guarantees having substantially the same terms as the original guarantees. Pursuant to the Registration Rights Agreement, the Company and the Subsidiary Guarantors will agree to use commercially reasonable efforts to cause the exchange offer to be completed within 270 days after the issuance of the Notes. In the event that the Company and the Subsidiary Guarantors fail to comply with their registration obligations within the specified time periods, they will be required to pay additional interest on the Notes until such time that they cure such registration defaults or the Notes become freely tradeable.

In connection with the tender offer and consent solicitation described in Item 8.01, “Other Events,” the Company engaged Goldman, Sachs & Co., one of the representatives of the Initial Purchasers, as dealer manager and solicitation agent.

A copy of the Purchase Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 8.01	Other Events.

On May 10, 2013, the Company issued a press release announcing that it had commenced a tender offer to purchase for cash any and all of its outstanding $400.0 million aggregate principal amount of 9.00% Senior Subordinated Notes due 2016 (the “2016 Notes”) and a concurrent consent solicitation for proposed amendments to the indenture dated as of May 12, 2009, as amended and supplemented, among the Company, U.S. Bank National Association and certain guarantors named therein, under which the 2016 Notes were issued. Among other modifications, the proposed amendments would eliminate substantially all of the restrictive covenants and certain events of default under the indenture. The tender offer and consent solicitation are subject to the terms and conditions set forth in the Offer to Purchase (as defined in the press release) dated May 10, 2013. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

On May 13, 2013, the Company issued a press release announcing the offering of the Notes through a private placement. A copy of the press release is attached hereto as Exhibit 99.2 and incorporated herein by reference.

In addition, on May 13, 2013, the Company issued a press release announcing the pricing of the Notes and its entry into the Purchase Agreement. A copy of this press release is attached hereto as Exhibit 99.3 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Purchase Agreement dated May 13, 2013 among Alere Inc., the subsidiary guarantors named therein and Goldman, Sachs & Co., Jefferies LLC and Credit Suisse Securities (USA) LLC, as Representatives of the Initial Purchasers

99.1	Press Release dated May 10, 2013, entitled “Alere Inc. Announces Tender Offer and Consent Solicitation for Any and All of its 9.00% Senior Subordinated Notes due 2016”

99.2	Press Release dated May 13, 2013, entitled “Alere Inc. Announces Offering of $425 Million of Senior Subordinated Notes”

99.3	Press Release dated May 13, 2013, entitled “Alere Inc. Announces Pricing of Senior Subordinated Notes Offering”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALERE INC.

BY:	/s/ Jay McNamara
Jay McNamara Senior Counsel – Corporate & Finance

Dated: May 16, 2013

EXHIBIT INDEX

Exhibit No.	Description

10.1	Purchase Agreement dated May 13, 2013 among Alere Inc., the subsidiary guarantors named therein and Goldman, Sachs & Co., Jefferies LLC and Credit Suisse Securities (USA) LLC, as Representatives of the Initial Purchasers

99.1	Press Release dated May 10, 2013, entitled “Alere Inc. Announces Tender Offer and Consent Solicitation for Any and All of its 9.00% Senior Subordinated Notes due 2016”

99.2	Press Release dated May 13, 2013, entitled “Alere Inc. Announces Offering of $425 Million of Senior Subordinated Notes”

99.3	Press Release dated May 13, 2013, entitled “Alere Inc. Announces Pricing of Senior Subordinated Notes Offering”